(EXHIBIT 10.A.7)

FY94 SENIOR / EXECUTIVE BONUS PLAN
UNITED STATES

PURPOSE

The purpose of the Senior/Executive Bonus Plan "The Plan" is to focus the efforts of Senior Management toward predetermined, specific goals and objectives which are of critical importance to the success of the organization.

The program specifically:

- --encourages participants to achieve outstanding results toward company objectives;
- --strengthens the ability of the organization to attract and retain high caliber, keymanagement personnel; and
- --provides a leveraged compensation program that is based on performance towards objectives, with superior performance resulting in aggressive compensation levels.

ELIGIBILITY

- --Chief Executive Officer
- --Vice Presidents
- --Division Presidents
- --Senior Directors
- --General Managers
- --Directors
- --Senior Vice Presidents

Full year participants in the Senior/Executive Bonus Plan may not participate in other bonus plans without the approval of the Chief Executive Officer. However, nominal gift certificates and awards are acceptable (less than $500).

BONUS GUIDELINES

Bonus targets for eligible participants in the Senior/Executive Bonus plan will be set individually and expressed as a percent of base salary as of 10/1/93 according to salary grade. If an individual's salary grade changes during the year, the bonus target may be adjusted on a prorated basis (see Administrative Procedures). Bonuses will be calculated after the end of FY'94 once the financial results have been finalized. No payments will be made before the results are officially announced.

COMPANY PERFORMANCE MEASUREMENTS

The bonus payout amounts after the close of the fiscal year will be based on Company Performance Measurements which are:

- -- Corporate Performance Measurements and
- --  Division Performance Measurements.




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CORPORATE PERFORMANCE MEASUREMENTS

- -Corporate Performance Measurements will be divided into two segments measuring Pretax Operating Profit (PTOP) and Return on Capital Employed
(ROCE) against plan targets.

- -The weighting is 60% for PTOP and 40% for ROCE. Each segment will be measured separately.

- -If the threshold is met in each category, it will be multiplied by a percentage from 45% through 175% depending on Corporate Performance in that area. If the threshold is not met, there will be no payout for that performance segment.

- -The PTOP Segment will measure Pretax Operating Profit dollars achieved to Plan.

- -The ROCE Segment will measure the Net Operating Profit After Tax divided by the Average Capital Employed for the fiscal year as a percent achieved to target.

- -The details of the payout of each segment are described below.


PTOP SEGMENT

PTOP $'s to PLAN         % Bonus
%Achievment              Payout

116%                     175%           (Maximum)
115%                     170%
110%                     145%
105%                     120%
100%                     95%            (Plan)
90%                      80%
80%                      65%
70%                      50%
66.67%                   45.5%          (Threshold)
< 66.67%                 0%


ROCE SEGMENT

ROCE to PLAN             % Bonus
% Achievment             Payout
115%                     175%           (Maximum)
110%                     150%
105%                     125%
100%                     100%           (Plan)
97%                      83.5%
95%                      72.5%
93%                      61.5%
90%                      45%            (Threshold)
< 90%                    0%


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Actual payouts between those shown above will be calculated on any actual incremental % achievement against plan and will be rounded to two decimal places.

- -For each segment, when the minimum threshold is reached, a bonus is paid equal to 45% of the bonus target.

- -For the PTOP segment, when 100% of the target is achieved, a bonus equal to 95% of this segment's target bonus is payable. At 116% of target, the bonus equals 175% of this segment's target bonus.

- -For the ROCE segment, when 100% of the target is achieved, a bonus equal to 100% of this segment's target bonus is payable. At 115% of target, the bonus equals 175% of this segment's target bonus.

- -Actual payouts may, therefore, range from 0% to a maximum of 175% for each segment of the target bonus.

- -Any exceptions to using these performance measurements must be approved by the Senior Vice President of Human Resources.

Those Divisions, Groups and Positions which are measured on Corporate Performance Measurements only are as follows:



                                           Corp Bus.
   Corporate Performance Measurements       Payout

Corp           CEO/SVP      60% PTOP
Executives     VP/Director  40% ROCE     Total Payout

ATG            VP /         60% PTOP
               Director     40% ROCE     Total Payout

WWOPS          SVP          60% PTOP
               VP /         40% ROCE     Total Payout
	       Director

AppleSoft      VP           60% PTOP
               Funct.       40% ROCE     Total Payout


The following specific Performance Measurements will be used by the Divisions, Geographies or Markets.

- -- Pretax Operating Profit (PTOP)
- -- Return on Capital Employed (ROCE)
- -- Targeted Day Sales Outstanding (DSO) and Inventory Turns (IT)
- -- Revenue
- -- Units -The Units segment is further defined and weighted in the following categories:
  --  33% ABS
  --  34% PC Division
  --  33% Imaging

DIVISION PERFORMANCE MEASUREMENTS

Each  of  the following Divisions will have separate Division Performance
Measurements.   The  weightings and measurements  are  as  shown  in  the
following table.


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     Division Performance     Division    Corporate  Total
         Measurements         Bus.Payout  Multiplier Payout

PC DIV     GM        60% PTOP  Total     x  Yes   = Total
                     40% ROCE  Payout               Bonus
                                                    Payout

           VP /      30% PTOP  Total     x  Yes   = Total
           Director  30% Rev   Payout               Bonus
                     20% Units                      Payout
                     20% ROCE

ABS        GM /      80% PTOP  Total     x  Yes   = Total
           Director  20% ROCE  Payout               Bonus
                                                    Payout

APPLESOFT  GM / VP   80% PTOP  Total     x  Yes   = Total
           Director  20% ROCE  Payout               Bonus
                                                    Payout

PIE        GM / VP   80% PTOP  Total     x  Yes   = Total
           Director  20% ROCE  Payout               Bonus
                                                    Payout

Total Division Business Payout results will be multiplied by a Corporate Multiplier (see The Corporate Multiplier section for description) to determine the Total Bonus Payout.

GEOGRAPHY / MARKET PERFORMANCE MEASUREMENTS

AUSA will have separate Geography/Market Performance Measurements as indicated in the table below.

The Performance Measurement for AUSA will be defined and weighted in the following categories:
- --  30% PTOP
- --  30% Revenue
- -- 20% Units - (Once again, the Units segment is further defined and weighted as follows: 33% ABS, 34% PC Division and 33% Imaging.)
- -- 20% DSO & IT - (The DSO and IT measurement will be the annual average of the two measurements percent achieved to Plan. All segments will measure the appropriate actual results, i.e., dollars, units, etc. achieved to Plan.)

Total  Geography/Market Business Payout results will be multiplied  by  a
Corporate   Multiplier   (see  The  Corporate  Multiplier   section   for
description) to determine the Total Bonus Payout.


Geography/Market                          Geo/Mkt
Performance                               Bus.     Corporate  Total
Measurements      Geography    Market     Payout   Multiplier Bonus

AUSA   Pres /     30% PTOP                 Total  x   Yes   = Total
       VP Funct/  30%                     Payout              Bonus
       Director   Revenue                                     Payout
                  20% Units
                  20% DSO & IT

       VP                     30% PTOP     Total  x   Yes   = Total
       Sales/                 30%         Payout              Bonus
       Director               Revenue                         Payout
                              20% Units
                              20% DSO &
                              IT

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DIVISION, GEOGRAPHY AND MARKET MEASUREMENT SEGMENTS

Each  of  the  following segments will be measured  separately.   If  the
threshold is met in each category, it will be multiplied by a payout percentage, up to the maximum payout of 175%, as shown below.

PTOP SEGMENT

PTOP $'s to PLAN         % Bonus
%Achievment              Payout

116%                     175%           (Maximum)
115%                     170%
110%                     145%
105%                     120%
100%                     95%            (Plan)
90%                      80%
80%                      65%
70%                      50%
66.67%                   45.5%          (Threshold)
< 66.67%                 0%


ROCE SEGMENT

ROCE to PLAN             % Bonus
% Achievment             Payout

115%                     175%           (Maximum)
110%                     150%
105%                     125%
100%                     100%           (Plan)
97%                      83.5%
95%                      72.5%
93%                      61.5%
90%                      45%            (Threshold)
< 90%                    0%

 REVENUE, UNITS & TARGETED DAYS SALES OUTSTANDING &
               INVENTORY TURN SEGMENTS

To Plan %                % Bonus
Achievment               Payout

116%                     175%           (Maximum)
115%                     170%
110%                     145%
105%                     120%
100%                     95%            (Plan)
95%                      70%
90%                      45%            (Threshold)
< 90%                    0%

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Actual payouts between those shown on the above tables will be calculated on any actual incremental % achievement against plan and will be rounded to two decimal places.

DETAILS OF BONUS DETERMINATION

If the thresholds are met, the fiscal year-end payout will be calculated in each segment as described above. If the threshold for a segment is not met, there will be no payout for that performance segment. Plan numbers and actual performance will be monitored by World-Wide Planning.

If for any reason, there is a significant change in a Division or Geography/Market's plan during the plan year, upon joint recommendation of HR and WW Planning and with the approval of the Chief Executive Officer, plan targets may be changed or another alternative may be implemented.

If for any reason, including reorganization, a Division or Geography/Market Performance Measurement is no longer applicable for the entire fiscal year, the Division or Geography/Market Performance Measurement may be replaced by the next higher Division or Geography/Market or Corporate Performance Measurement.

THE CORPORATE MULTIPLIER

For those participants who are measured on Division or Geography/Market Performance Measurements, the combined "Division or Geography/Market Performance Measurement" bonus payout results will be multiplied by the "Corporate Multiplier" to determine final Total Company Bonus Payments. The Corporate Multiplier will be calculated as 60% of the PTOP segment and 40% of the ROCE segment of Corporate performance. For example:

                PTOP         % Bonus        ROCE             % Bonus
          %  against Plan    Payout    % against Plan         Payout


                105%          120%          100%               100%

Corporate Multiplier =(120% x 60%=72%) plus (100% x 40% =  40%)=112%

In the aforementioned example, the combined Division or Geography/Market Performance Measurement bonus payout results are multiplied by 1.12 to calculate the final Total Company Bonus Payment.

Weighting of Performance Measurements:

For eligible participants, the financial results used in determining the Company Performance measurements are based on the participant's position and will be either Corporate Performance Measurements only, or a combination of Division or Geography/Market Performance Measurements with a Corporate Multiplier as described in the previous section of this document. Functional Staff (e.g. Finance, Human Resources, Information Systems, etc.) within a Division or Geography/Market will be measured on the Division's or Geography's Performance Measurements.

Senior/Executive Bonus Plan Payouts:

Senior/Executive Bonus plan payouts (less deductions and withholdings) will be paid during November/December following the end of the plan year and are paid out of the Senior/Executive Bonus Pool Fund.

There   will  be  no  Senior/Executive  Bonus  Award  payout  on  company performance if there is no Corporate operating profit or if the Corporation has an operating loss. In this case, the CEO has the option to recommend appropriate individual awards to the Board of Directors.


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ADMINISTRATIVE PROCEDURES:

The purpose of administrative procedures is to provide for consistency of administration of the bonus plans.

New Hires, Promotions, and Transfers

An employee who is hired, promoted or transferred into a position in which he or she is eligible to become a participant may receive a prorated award (see Eligibility Proration Criteria section) based on the months in the position, provided that at least three months have elapsed under the plan provisions prior to the end of the plan year. Eligible employees who are hired or promoted into a position with less than three months in the position may be considered for a recognition bonus under the Special Bonus Award Program.

Employees promoted from a position in which they were participating in the Special Incentive Award Plan will be eligible for a prorated payment at the end of the plan year based on the number of months under that plan, as well as a prorated award based on the months eligible under the Senior/Executive Plan. Employees promoted from a position in which they were not eligible, or were not participating in a Special Incentive Award Plan, or any other plan, are eligible to be considered for a Special Recognition bonus for those months prior to eligibility in the Senior/Executive Plan.

Employees promoted or transferred from one eligible position into another eligible position will require: a) a determination of whether a new target award should be set; and b) prorated awards based on the number of months of service in each position during the plan year if the new target is different. Employees who transfer from one eligible position in a division into another eligible position in a different division may receive a prorated award (see Division Proration Criteria section).

Employees transferred into a position not eligible for participation may be eligible for a prorated payment at the end of the plan year based on the number of months worked in the eligible position (see Eligibility Proration Criteria section).

The following example illustrates how an eligible employee who has been promoted would have their bonus calculated:


PROMOTION - BONUS TARGET EXAMPLE
                                            Prorated      New Target
                                             Target         Amount
10/15/93 Salary             $165,000
Bonus Target%                    30%
Bonus Target $               $49,500     $49,500 x 6 mos =  $24,750

4/1/94 Promo Salary	    $170,000
Bonus Target %                   43%
Bonus Target $'s             $73,100     $73,100 x 6 mos =  $36,550

ANNUAL TARGET                                               $61,300

Eligibility Proration Criteria

If eligibility for participation in the Plan occurs before the 15th of the month, participants will receive credit for the full month. If eligibility for participation in the Plan occurs on or after the 15th of the month, participants will receive credit for 1/2 month.


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Division Proration Criteria

If a plan participant is in any one division more than three months, the division measurement will be prorated by the number of months the plan participant was in each division according to the above Proration Criteria. A maximum number of three prorations per fiscal year will be allowed.

If a plan participant is in any one division less than three months, the period of time in that division will be added to the new division to which the participant transferred.

Terminations

Plan participants who voluntarily terminate their employment at any time during the plan year are not eligible to receive any award. If a plan participant terminates after the close of the plan year, but prior to the actual distribution of the bonus payout, such participant will be eligible to receive a bonus plan award according to the terms of "The Plan". Plan participants whose employment is terminated by Apple may have their bonus prorated for the time they were participating under the plan until their termination date subject to the approval of the Division President or Senior Vice President. Such approval may normally be withheld where the termination is based upon unacceptable performance, violation of Apple policies, or material misconduct, as determined by
Apple. This prorated award may be paid at any time at the Company's discretion, but not later than when other plan participants would receive payment for that fiscal year.

Disability or Death

Plan awards will normally be prorated at the end of the plan year based on the amount of time the employee was an active participant (see Eligibility Proration Criteria section). In the case of a participant's death, any such award will be paid to the beneficiary as determined pursuant to the participant's designation of beneficiary under the employee's Apple life insurance plan.

Corrective Actions/Disciplinary Situations

If, during the applicable bonus period, management has determined that corrective action, discipline, or demotion of an employee is appropriate, during the bonus plan period or before the bonus has actually been paid to the employee, management may, in its discretion and in consultation with Human Resources, reduce or eliminate entirely the amount of bonus the employee would otherwise be eligible to receive. If, at the time a bonus would otherwise be payable, such corrective action, discipline, or demotion is being considered, but has not yet been implemented, the entire bonus, or any portion of it, may be withheld until a decision on such action has been finalized and implemented.

Other Provisions

Participation in this Plan is not an agreement (express or implied) between the Plan participant and Apple that the participant will be employed by Apple for any specific period of time, nor is there any agreement for continuing or long-term employment. The Plan participant and Apple each have the right to terminate the employment relationship at any time and for any reason. This at-will employment relationship can only be modified by an agreement signed by the participant and Apple's Senior Vice President of Human Resources.

Any determination of performance, payment or other matters under this plan by management and/or the Board of Directors is binding on all interested persons.

Apple Computer Inc's obligation to pay out a Senior/Executive Bonus shall be unfunded and all payment of benefits shall be made from the general assets of Apple Computer, Inc. Title to and beneficial ownership of any assets of the 1994 Accrued Senior/Executive Bonus accounts or any other assets which Apple Computer, Inc. may designate to pay bonuses hereunder shall before payment remain in Apple Computer, Inc.

This summary highlights the principle features of the bonus plan, but it does not describe every situation that can occur.

Apple Computer, Inc. retains the right to interpret, revise, modify or delete the plan at its sole discretion at any time.

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